Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-246343, 333-263911, and 333-273511) on Form S-8, and in registration statements (Nos. 333-258301, 333-269446, and 333-276260) on Form S-3, and in registration statements (Nos. 333-254471 and 333-257187) on Form S-1 of our report dated April 1, 2024, with respect to the consolidated financial statements of Biora Therapeutics, Inc.

/s/ KPMG LLP

San Diego, California
April 1, 2024